EXHIBIT 10.30
NEWELL BRANDS
EMPLOYEE SAVINGS PLAN

AMENDMENT NO. 4

THIS AMENDMENT NO. 4 is made by Newell Operating Company, a Delaware corporation, ("NOC") to the Newell Brands Employee Savings Plan (the "Newell Plan"), which was amended and restated effective January 1, 2018, and most recently amended by the Third Amendment effective March 1, 2022.
W I T N E S S E T H:
WHEREAS, NOC sponsors and maintains the Newell Plan for the exclusive benefit of eligible employees of NOC and of certain of its affiliates who are participating employers; and
WHEREAS, under Section 14.1 of the Newell Plan, the Plan may be amended by resolution or written instrument approved by the Board of Directors of NOC (the "Board"); and
WHEREAS, the Board has determined that it is appropriate to amend the Plan, effective as of 11:59 p.m. Eastern Standard Time on December 31, 2022 (the “Merger Effective Time”) to reflect the merger of both the Pacific Trade International 401(k) Profit Sharing Plan and Trust, which was most recently amended and restated effective as of January 1, 2022 (the “PTI Plan”), and the Chesapeake Bay Candle LLC 401(k) Profit Sharing Plan and Trust, which was most recently amended and restated effective January 1, 2022 (the “CBC Plan”) (together, the “Merging Plans)), with and into the Newell Plan as the surviving plan;
WHEREAS, the Board of Directors of The Yankee Candle Company, Inc. (“YCC”) as the plan sponsor of the Merging Plans and its duly authorized officer have amended the Merging Plans to reflect the merger with and into the Newell Plan effective as of the Merger Effective Time pursuant to a separate resolution and amendment;

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WHEREAS, effective as of January 1, 2019, the Merging Plans were frozen and Chesapeake Bay Candle Company LLC and Pacific Trade International, LLC, became participating employers in the Newell Plan;
WHEREAS, all accounts in the Merging Plans are currently fully vested and each Participant or Beneficiary will be entitled to receive benefits immediately after the merger (if the Newell Plan had then terminated) which are equal to or greater than the benefits such Participant or Beneficiary would have been entitle to receive immediately before the merger (if the PTI Plan or CBC Plan, as applicable, had then terminated) in accordance with Section 17.8 of the Newell Plan;
WHEREAS, the Newell Operating Company U.S. Benefits Administration Committee (“BAC”) shall establish such Sub-Accounts as may be necessary under the Newell Plan to reflect the transferred accounts from the Merging Plans pursuant to Sections 6.1(a) and (b) of the Newell Plan;
NOW, THEREFORE, the Board, on behalf of NOC, hereby amends the Newell Plan as follows to reflect the merger of the CBC Plan and the PTI Plan with and into the Newell Plan as the surviving plan as of the Merger Effective Time:
1.Effective as of the Merger Effective Time, the PTI Plan and the CBC Plan are merged with and into the Newell Plan (which shall be the surviving plan) and the terms of the Newell Plan shall apply for all purposes to the accounts transferred from the Merging Plans except to the extent required by Section 411(d)(6) of the Internal Revenue Code of 1986, as amended.
2.Pursuant to Section 15.1 of the Newell Plan, Appendix A of the Newell Plan is amended to add the following information regarding the CBC Plan and the PTI Plan as Prior Plans to the end thereof:

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Prior Plan	Date Employees Eligible to Participate	Prior Plan Merger Date
Pacific Trade International 401(k) Profit Sharing Plan and Trust	01/01/2019	12/31/2022
Chesapeake Bay Candle LLC 401(k) Profit Sharing Plan and Trust	01/01/2019	12/31/2022

        3.    Each Participant or Beneficiary of the Merging Plans as of the Merger Effective Time shall become a Participant or Beneficiary of the Newell Plan, and pursuant to Sections 6.1(a) and (b) of the Newell Plan, the BAC shall establish such Sub-Accounts under the Newell Plan as may be necessary to accommodate the transferred accounts, and pursuant to Section 15.1 of the Newell Plan Appendix B is amended to add the following description of the PTI Plan and CBC Plan Sub-Accounts, as may be established by the BAC as it deems necessary in its discretion, to the end thereof:

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Pacific Trade International 401(k) Profit Sharing Plan and Trust
Employee Before-Tax	Pre-Tax Sub-Account
Roth Elective Deferrals	Roth Sub-Account
Non-Safe Harbor Company Match	Non-Safe Harbor Matching Sub-Account
Safe Harbor Match	Safe Harbor Matching Sub-Account
Employer Profit Sharing	Employer Profit Sharing Sub-Account
Qualified Non-Elective Contributions	QNEC Sub-Account
Rollover	Rollover Sub-Account
Chesapeake Bay Candle LLC 401(k) Profit Sharing Plan and Trust
Employee Before-Tax	Pre-Tax Sub-Account
Roth Elective Deferrals	Roth Sub-Account
Non-Safe Harbor Company Match	Non-Safe Harbor Matching Sub-Account
Safe Harbor Match	Safe Harbor Matching Sub-Account
Employer Profit Sharing	Employer Profit Sharing Sub-Account
Qualified Non-Elective Contributions	QNEC Sub-Account
Rollover	Rollover Sub-Account

4.    The provisions of Section 17.8 regarding merged plans and Article XV of the Newell Plan regarding Prior Plans and Prior Plan Accounts shall govern the Merging Plans and the transfer of the Merging Plans’ trust assets.
5.    Except as specifically amended above, the Newell Plan shall remain unchanged and, as amended herein, shall continue in full force and effect.
6.    This Amendment No. 4 to the Plan is effective as of 11:59 p.m. Eastern Standard Time on December 31, 2022.
IN WITNESS WHEREOF, NOC has caused this Amendment No. 4 to the Plan to be executed by its duly authorized representative.
                        Newell Operating Company

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Dated December 27, 2022            By: /s/
                         Bradford R. Turner
                         Chief Legal and Administrative Officer
                         And Corporate Secretary

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